EXHIBIT 23.2


[BOBER, MARKEY & COMPANY LETTERHEAD]


                         INDEPENDENT AUDITORS' CONSENT

As independent auditors, we hereby consent to the use of our report dated April 30, 1996 with respect to the Cleveland Holiday Inn and Affiliate in this Registration Statement on Form S-1 filed by CapStar Hotel Investors, Inc.. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ BOBER, MARKEY & COMPANY

BOBER, MARKEY & COMPANY
Akron, Ohio
June 21, 1996